SECURITIES PURCHASE AGREEMENT

Clinigence Holdings, Inc. (Seller)

and

Apollo Medical Holdings, Inc., a Delaware corporation or its designated Affiliate (Purchaser)

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TABLE OF CONTENTS

Article I.		1
1.1	Definitions	1
Article II.		3
2.1	Closing; Exchange	3
2.2	Deliveries	3
2.3	Closing Conditions	4
Article III.		5
3.1	Representations and Warranties of the Company	5
3.2	Representations and Warranties of the Purchaser	8
Article IV.		10
4.1	Transfer Restrictions	10
4.2	Use of Proceeds	11
4.3	Form D; Blue Sky Filings	11
4.4	Boartinkinlee.com of Directors	11
4.5	Purchase Option and Right of First Refusal	11
4.6	New MSA Revenue Target and Additional Share Issuance	11
Article V.		11
5.1	Termination	11
5.2	Fees and Expenses	11
5.3	Entire Agreement	11
5.4	Notices	12
5.5	Amendments; Waivers	12
5.6	Headings	12
5.7	Successors and Assigns	12
5.8	No Third-Party Beneficiaries	12
5.9	Governing Law	12
5.10	Survival	13
5.11	Execution	13
5.12	Severability	13
5.13	Replacement of Securities	13
5.14	Remedies	13
5.15	Saturdays, Sundays, Holidays, etc	14
5.16	Construction	14
5.17	Waiver Of Jury TriaL	14

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 21, 2021 (the “Effective Date”), between Clinigence Holdings, Inc., a Delaware corporation, (the “Company”) and Apollo Medical Holdings, Inc., a Delaware corporation or its designated Affiliate (the “Purchaser”). The Company and the Purchaser may be referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers agree as follows:

Article I.

DEFINITIONS

1.1   Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“AHPIPA” means (i) Associated Hispanic Physicians of Southern California, A Professional Medical Corporation, and (ii) Associated Hispanic Physicians Medical Group, Inc., each a California professional medical corporation.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

 “Capital Stock Equivalents” means any evidences of indebtedness, shares of capital stock or other securities (including without limitation the Warrants and Convertible Note) that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Capital Stock, and any and all options, warrants or other securities or rights to subscribe for, purchase or otherwise acquire shares of Capital Stock or any of the foregoing and any other security or instrument representing, convertible into or exchangeable for Capital Stock or any of the foregoing, in each case whether or not immediately exercisable.

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"Change of Control" means (a) any person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 40% or more of the outstanding equity interests of the Company or, (b) individuals who at the date hereof are directors of the company and cease within a twelve (12) month period for any reason to constitute at least a majority of the board of directors of the Company.

“Closing Date” means two (2) Business Days after the execution of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” shall mean Dickinson Wright PLLC.

“Down Round” means any public or non-public offering of New Securities after the Closing Date at a price per share lower than Three Dollars ($3.00) per share of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization).

“Effective Date” means the date first set forth above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, options or other Common Stock Equivalents, in each case at or above Fair Market Value of Common Stock at the time of issuance, to employees, consultants, officers or directors of Company pursuant to the Company’s 2019 Omnibus Equity Incentive Plan or other similar equity plan, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, (c) Common Stock Equivalents outstanding on the date hereof and any shares of common Stock issued in connection therewith, (d) shares of Common Stock and Common Stock Equivalents issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company Board of Directors, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of Company and shall provide to Company additional benefits in addition to the investment of funds, but shall not include a transaction in which Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (e) shares of Common Stock in a bona fide, firmly underwritten public offering pursuant to a registration statement under the Securities Act, and with a purchase price per share of at least $2.00 (such offering pursuant to this clause (e), a “Qualified IPO”).

“Fair Market Value” means, with respect to a share of Common Stock, an option or other Common Stock Equivalent issued by Company, for any date, the price determined by the first of the following clauses that applies: (a) the average of the daily volume weighted average trading price of the Common Stock for the five Trading Days immediately prior to such date on the Principal Trading Market, or (b) if the Common Stock is not so listed or quoted, as reasonably determined by the Company Board of Directors in good faith; provided, that in connection with an Acquisition, the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration as would be received for such Common Stock.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fully Diluted Basis” means, with respect to the Common Stock, as of any date of determination, the number of shares of outstanding Common Stock as of such date plus, without duplication, the maximum number of shares of Common Stock issuable as of such date upon exercise of the purchase, conversion or exchange rights associated with all issued and outstanding Common Stock Equivalents.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Trading Market” means the OTC Markets Group, Inc.’s OTCQB Marketplace, NASDAQ, or, if the Common Stock is not listed or traded on a marketplace maintained by either the OTC Markets Group, Inc. or NASDAQ, the national securities exchange, automated quotation system or other securities trading market on which the Common Stock is then primarily listed or quoted.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition, whether commenced or threatened.

“Regulation D” means Regulation D under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities” means the shares of Common Stock, Warrants and Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued to the Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to the Purchaser purchasing Shares pursuant to Section 2.1(a), the aggregate cash amount in United States dollars and in immediately available funds to be paid for the Shares purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount.”

“Subscription Rights Period” means (a) with respect to any public or non-public offering of New Securities (other than a Down Round), the period commencing from the Closing Date through the Trading Day immediately following the third (3rd) anniversary of the Closing Date; and (b) with respect to any Down Round, the period of time commencing and continuing indefinitely from and after the Closing Date.

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“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 50% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual direct or indirect control of the Company or any of its Subsidiaries.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTC Pink the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, the New MSA and all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the transfer agent for the Common Stock, and any successor transfer agent of the Company.

“Underlying Shares” means the Warrant Shares.

“Warrants” means the warrant issued to the Purchaser pursuant to this Agreement in the form annexed hereto as Exhibit B.

“Warrant Shares” means the shares of Common Stock issued and issuable upon exercise of the Warrants.

Article II.

PURCHASE AND SALE

2.1               Closing; Exchange.

(a)                On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell and the Purchaser agrees to purchase the Shares and Warrants for an aggregate purchase price of Three Million Dollars ($3,000,000.00) (“Subscription Amount”). The aggregate number of Shares of Common Stock (the “Shares”) to be issued and sold shall be determined by dividing the Subscription Amount by the “Per Share Purchase Price” (as defined in Exhibit A below). Concurrently with the issuance of the Shares, the Purchaser will be issued Warrants to purchase five hundred thousand (500,000) Shares of Common Stock, exercisable at a price per Share equal to Three Dollars and Fifty Cents ($3.50) per Share of Common Stock and with a six (6) year term, which Warrants shall be in substantially the same form annexed hereto as Exhibit B.

(b)                On the Closing Date, the Company shall deliver to the Purchaser a certificate representing the number of Shares of Common Stock and an agreement representing the Warrants purchased by Purchaser hereunder (the “Warrant Agreement”).

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(c)                The Company and Purchaser shall also deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of by remote exchange of electronic documentation as the parties shall mutually agree upon by the Parties.

2.2               Deliveries.

(a)                On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)                 this Agreement duly executed by the Company with the schedules and exhibits thereto;

(ii)               the Registration Rights Agreement duly executed by the Company in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

(iii)             Warrant Agreement; and

(iv)              a certificate evidencing a number of Shares being purchased by the Purchaser at the Closing, registered in the name of the Purchaser; and

(b)                On the Closing Date, the Purchaser shall deliver or cause to be delivered the following:

(i)                 this Agreement duly executed by the Purchaser, to the Company;

(ii)               the Registration Rights Agreement duly executed by the Purchaser, to the Company; and

(iii)             the Purchaser’s cash Subscription Amount by wire transfer, as directed by the Company.

2.3               Closing Conditions.

(a)                The obligations of the Company hereunder to effect the Closing, unless waived by the Company, are subject to the following conditions being met:

(i)                 the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)               all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)             the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

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(b)                The obligations of the Purchaser hereunder to effect the Closing, unless waived by the Purchaser, are subject to the following conditions being met:

(i)                 the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)               all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)             the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv)              AHPIPA shall have executed and delivered to Network Medical Management, Inc. (“NMM”) a Management Services Agreement in substantially the form attached hereto as Exhibit D (the “New MSA”).

Article III.

REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date unless as of a specific date therein in which case they shall be accurate as of such date:

(a)                Subsidiaries. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. AHPIPA is a Subsidiary of the Company.

(b)                Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                Authorization; Enforcement. Each of the Company and its Subsidiaries has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders and creditors in connection herewith or therewith other than in connection with the Required Approvals except those filings required to be made with the Commission and state agencies after the Closing Date. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and/or its Subsidiaries and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and/or its Subsidiaries enforceable against them, as applicable, in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)                No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the execution, delivery and performance by AHPIPA of the New MSA, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party, do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)                Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries, as applicable, is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company and/or its Subsidiaries of the Transaction Documents, other than: (i) the filing of Form D with the Commission, (ii) such filings as are required to be made under applicable state securities laws, and (iii) such as may be required but which have been obtained prior to the Closing (collectively, the “Required Approvals”).

(f)                 Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. Assuming the accuracy of the representations of the Purchaser in Section 3.2 and subject to the filings required pursuant to federal and state securities law, the Securities will be issued in compliance with applicable federal and state securities laws.

(g)                Capitalization. The capitalization of the Company as of the Effective Date is as set forth Schedule 3.1(g), and is consistent with the Company’s filings with the Securities and Exchange Commission (“SEC Reports”), subject to adjustments subsequent to the SEC Reports. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed in the SEC Reports, or on Schedule 3.1(g), there are no outstanding warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors, any other Person is required for the issuance and sale of the Securities. There are no stockholder’s agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)                Financial Statements; SEC Filings. The Company’s filings made available to the Purchaser, contain audited financial statements of the Company for the years ended December 31, 2019 and 2020 (collectively, “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP. The Financial Statements fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial adjustments and inclusion of footnotes which would be required pursuant to generally accepted accounting principles. The Common Stock is registered pursuant to 12(g) of the Exchange Act, and, except as set forth on Schedule 3.1(h) hereto, since December 31, 2020 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (collectively, “SEC Filing”). The Common Stock is currently listed on the OTC Pink Marketplace. The Company is not in violation of the listing requirements of the OTC Pink Marketplace. As of its date, each SEC Filing complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, no such SEC Filing contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in each SEC Filing complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Between December 31, 2020 and the date hereof, there has been no material adverse change in the financial condition or results of operations of the Company and its consolidated subsidiaries.

(i)                 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, imminent against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any pending Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

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(j)                 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is in violation of any statute, rule, ordinance or regulation of any governmental authority, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k)                Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as presently conducted, and as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l)                 Transactions with Affiliates. Except as set forth in the Company’s OTC Market Filings or described herein, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, no Subsidiary of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered and (ii) reimbursement for expenses incurred on behalf of the Company.

(m)              Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The offer and sale and resale of the Securities does not integrate for any purpose including any state laws or securities laws with any other offer or sale of the Company’s Securities nor any filing that may have been made with respect thereto.

(n)                No General Solicitation or Integration. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(o)                No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

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(p)                Other Covered Persons. The Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities

3.2               Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)                Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable law.

(b)                Understandings or Arrangements. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)                Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

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(d)                Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                Information on Company. The Purchaser was afforded (i) the opportunity to ask such questions as the Purchaser deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities. In addition, the Purchaser may have received in writing from the Company such other information concerning its operations, financial condition and other matters as the Purchaser has requested, identified thereon as other written information (such other information is collectively, the “Other Written Information”), and considered all factors the Purchaser deems material in deciding on the advisability of investing in the Securities. The Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1.

(f)                 Compliance with Securities Act; Reliance on Exemptions. The Purchaser understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. The Purchaser understands and agrees that the Securities are being offered and sold to the Purchaser in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(g)                No Governmental Review. The Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)                No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of the Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which the Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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(i)                 Tax Liability. The Purchaser has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

Article IV.

OTHER AGREEMENTS OF THE PARTIES

4.1               Transfer Restrictions.

(a)                Securities Laws. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company at the Company’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the other Transaction Documents.

(b)                Legend. The Purchaser agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantially in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. TO THE EXTENT PERMITTED BY APPLICABLE SECURITIES LAWS, THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

4.2               Use of Proceeds. The Company will use the net proceeds to the Company from the sale of the Shares hereunder for general corporate purposes and working capital.

4.3               Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

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4.4               Board of Directors. The Company hereby grants unto the Purchaser the right to have one (1) representative (the “Purchaser Director”) nominated and elected as a member of the Board of Directors of the Company. If exercised, such nomination and election shall occur at the first meeting of the Board of Directors of the Company subsequent to the Closing Date. In furtherance of the foregoing, the Company represents, warrants and covenants to and with the Purchaser that (i) there currently exists a vacancy on the Board of Directors of the Company which, pursuant to the Company’s bylaws, the Board of Directors has the sole right and power to fill at any time, (ii) the Company shall cause such vacancy to be filled by Purchaser’s designee at the first meeting of the Board of Directors of the Company subsequent to the Closing Date, (iii) the Company Board of Directors shall, if necessary, increase the size of the Company Board of Directors, to accommodate the addition of the Purchaser Director and take all corporate action required by Law to promptly appoint such Purchaser Director to the Company Board of Directors; (iv) the Company Board of Directors shall, unless Purchaser notifies Company in writing of its election to cease having such Purchaser Director serve on the Company Board of Directors, renominate and reappoint such Purchaser Director to the Company Board of Directors annually or from time to time at such time as it renominates and reappoints other members of the Company Board of Directors (or to the extent that Company in the future submits nominations for directors to the Company Board of Directors to a vote of Company’s stockholders (or action by written consent of stockholders in lieu of a meeting), Company, the Company Board of Directors and any committee of the Company Board of Directors that oversees nominations to the Company Board of Directors shall use all commercially reasonable efforts to have the Purchaser Director reelected as to the Company Board of Directors by Company’s stockholders and shall solicit proxies for the Purchaser Director and take any and all such other actions to facilitate such reelection of the Purchaser Director to the same extent as it does for any of Company’s other nominees to the Company Board of Directors); (v) within one hundred eighty (180) days after the Closing Date, Company’s certificate of incorporation shall provide for indemnification of the members of the Company Board of Directors to the broadest extent permitted by applicable law; (vi) Company shall ensure that the Purchaser Director is afforded coverage under any Directors and Officers insurance policy then in effect on the same terms as other members of the Company Board of Directors; and (vii) Company shall enter into an indemnity agreement with the Purchaser Director on terms no less favorable than those included in the most director-favorable form of indemnity agreement provided to any member of the Company Board of Directors. All of the provisions contained in this Section shall survive the Closing for so long as the Purchaser remains a shareholder of the Company, provided that if a Change of Control of the Company shall occur the then controlling Person or the directors, other than a director appointed or elected pursuant to this Section 4.4 shall determine if the rights under this Section 4.4 shall continue.

4.5               Subscription Rights.

(a)                Sale of New Securities. If, at any time or from time to time during the Subscription Rights Period, Company makes any public or non-public offering of any equity (including Common Stock, Common Stock Equivalent, Capital Stock, Capital Stock Equivalents, preferred stock and restricted stock), or any other securities, warrants, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security”), Purchaser shall be afforded the opportunity (provided, in the case of an offering that is not a registered public offering, that Purchaser satisfies any applicable “accredited investor,” “qualified institutional buyer” or other investor criteria applicable to such offering) to subscribe for a pro rata share of any New Security so offered for the same price and on the same terms as such New Security is proposed to be offered to others. Purchaser’s pro rata share, for purposes of this Section, is the ratio of the number of shares of Common Stock owned by Purchaser immediately prior to the issuance of a New Security (excluding any Warrant Shares or any shares of Common Stock to be issued pursuant to Section 4.6 below (NMM Performance Metric and Additional Share Issuance) to the total number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to the issuance of such New Security. Notwithstanding the foregoing, the subscription rights set forth under this Section shall not apply to (1) any offering by Company pursuant to an Exempt Issuance or (2) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is made to all holders of Common Stock Equivalents. For the avoidance of doubt, to the extent that Company complies with its obligations pursuant to this Section with respect to any securities that are exercisable for Common Stock or other equity, Purchaser shall not have an additional right to purchase pursuant to this Section additional securities as a result of the issuance of New Securities upon the exercise of such earlier issued securities (whether or not such Purchaser exercised its right to purchase such earlier issued securities). Purchaser may not assign the right to exercise the subscription rights set forth in this Section with respect to any Securities to the extent it may otherwise transfer or assign such Securities under this Agreement, and any such assignee shall be treated as the “Purchaser” for purposes of this Section.

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(b)                Notice. In the event Company proposes to offer New Securities, it shall give Purchaser written notice (or, if such a written notice would be required to be filed with the SEC, oral notice) of its intention, describing, to the extent then known, the price (or range of prices), anticipated amount of securities, timing and other terms upon which Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) no later than five Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after Company commences the marketing of any other offering; provided that for purposes of this Section 6.3, in addition to providing notice to Purchaser in accordance as set forth above, Company shall use its commercially reasonable efforts to effect actual notice of Purchaser as promptly as practicable, including via telephone and/or electronic mail (provided that Company shall contact only those persons listed on Purchaser’s signature page below and shall have no obligation to use electronic mail if such electronic mail would be required to be filed with the SEC). Company may provide such notice to Purchaser on a confidential basis (and Purchaser shall keep the information conveyed by notice confidential) prior to public disclosure of such offering. Purchaser shall have (i) twenty Business Days from the date of receipt of notice as set forth above but without accounting for any notice provided pursuant to the proviso above requiring Company to use commercially reasonable efforts to provide notice via telephone and/or electronic mail or, (ii) in the case or a “shelf takedown” from a shelf registration statement, two days from the receipt of such notice (such twenty or two day period, as applicable, the “Response Period”) to notify Company in writing whether it will exercise such subscription rights and as to the amount of New Securities Purchaser desires to purchase, up to its pro rata share of New Securities being offered. Such notice shall constitute a binding commitment by Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in Company’s notice to it and subject to other customary closing conditions and provided, with respect to a registered offering, that such notice shall not be binding unless and until Company can accept a binding commitment under applicable Laws. The failure of Purchaser to respond within the Response Period shall be deemed to be a waiver of Purchaser’s rights under this Section only with respect to the offering described in the applicable notice.

(c)                Purchase Mechanism. Subject to the next sentence, each of Company and Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with and prior to the offer, sale and purchase of such New Securities, including calling a meeting of Company’s stockholders to vote on any matters requiring stockholder approval in connection with the offer, sale and purchase of such New Securities (the “Subscription Proposals”), recommending to Company’s stockholders that such stockholders vote in favor of any Subscription Proposals and soliciting proxies for approval of any Subscription Proposals. By the earlier of (i) within one hundred eighty (180) days after Closing and (ii) twenty (20) Business Days prior to the offer, sale and purchase of New Securities, Company shall amend its certificate of incorporation in order to permit Purchaser’s exercise of its rights under this Section and such amendment shall be in form and substance reasonably satisfactory to Purchaser.

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(d)                Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(e)                Cooperation. Company and Purchaser shall cooperate in good faith to facilitate the exercise of such Purchaser’s rights pursuant to this Section, including securing any required approvals or consents.

(f)                 All of the provisions contained in this Section shall survive the Closing for the duration of the Subscription Rights Period.

4.6               NMM Performance Metric and Additional Share Issuance. If by December 31, 2022, the “NMM Performance Metric” (as defined in Exhibit E attached hereto) has not been achieved as determined by the Purchaser in its reasonable discretion, then, without payment of any additional consideration by the Purchaser, the Company shall issue to the Purchaser the greater of (a) one million (1,000,000) shares of Common Stock or (b) an aggregate number of shares of Common Stock determined by dividing One Million Dollars ($1,000,000) by the greater of (i) the volume weighted average price per share (VWAP) of the Common Stock traded on the applicable Trading Market, for the thirty (30) trading days ending on the close of the trading day two (2) days preceding the issuance date, or (ii) $2.25 per share of Common Stock. If applicable, the Company shall issue any shares of Common Stock required by this Section 4.6 on or before July 1, 2022. All shares of Common Stock to be issued pursuant to this Section 4.6 shall be duly authorized and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer under applicable state and federal securities laws and Liens created by or imposed by the Purchaser. All of the provisions contained in this Section shall survive the Closing.

4.7               New MSA; Priority of AHPIPA Payments to NMM. Except for the Management Services Agreement dated February 25, 2021 (the “Related Party MSA”), between AHPIPA and the Company’s Subsidiary, AHP Management, Inc., at all times during the term of the New MSA, (a) during the term of the New MSA, as may be extended, NMM shall be the sole and exclusive provider of management services to AHPIPA pursuant to the New MSA; and (b) any and all amounts payable to NMM by AHPIPA pursuant to the New MSA shall have priority over, and be paid prior to payment of, any amounts owed by AHPIPA to the Company and/or any of its Affiliates, including, without limitation, any management fees owed by AHPIPA pursuant to the Related Party MSA All of the provisions contained in this Section shall survive the Closing.

Article V.

MISCELLANEOUS

5.1               Termination. This Agreement may be terminated without liability to the other Party, by written notice to such other Party:

(a)                By the mutual written consent of the Parties; or

(b)                By Purchaser at any time prior to Closing if (i) any of the conditions provided for in Section 2.3(b) of this Agreement are unsatisfied as of the Closing, or (ii) the Company is in material breach of any term contained in this Agreement and such breach is not cured within fifteen (15) business days after its receipt of written notice from Purchaser (other than as a result of a breach of this Agreement by Purchaser); or

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(c)                By the Company at any time prior to Closing if (i) any of the conditions provided for in Section 2.3(a) hereof is unsatisfied as of the Closing, or (ii) Purchaser is in material breach of any term contained in this Agreement and such breach is not cured within fifteen (15) business days after its receipt of written notice from the Company (other than as a result of a breach of this Agreement by the Company); or

(d)                By either Party if the Closing has not occurred on or before the date that is ninety (90) days following the Effective Date, but only if the failure to consummate such Closing on or before such date does not result from the breach of any term of this Agreement by the Party seeking termination under this Section 5.1.

5.2               Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3               Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5.4   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Clinigence Holdings, Inc., 2455 East Sunrise Blvd., Suite 1204, Fort Lauderdale, FL 33304, with a copy to (which shall not constitute notice): Joel D. Mayersohn, Esq. Dickinson Wright LLLP, 350 East Las Olas Blvd, Suite 1750, Fort Lauderdale, FL 33301, email: JMayersohn@dickinson-wright.com and (ii) if to the Purchaser, to: the addresses indicated on the signature pages hereto, with copy to (which shall not constitute notice): Tin Kin Lee, Esq., 1811 Fair Oaks Avenue, South Pasadena, CA 91030, email: tlee@tinkinlee.com.

5.5               Amendments; Waivers. Any provision of this Agreement and any other Transaction Document may be waived, modified, supplemented or amended and consent obtained or approval deemed granted except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement nor any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement thereof, nor shall any delay or omission of any party to exercise any right thereunder in any manner impair the exercise of any such right. The Purchaser may waive in writing any right or benefit granted to or available to the Purchaser pursuant to the Transaction Documents.

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5.6               Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Neither the Company nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party (other than by merger).

5.8               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto, their respective Subsidiaries and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9               Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting within the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, in the event of any conflict between the provisions of this Section 5.9 and the terms of the New MSA, the terms of the New MSA shall prevail and control.

5.10           Survival. Except as otherwise expressly stated in this Agreement, the representations and warranties contained herein shall survive the Closing and the delivery of the Securities for eighteen (18) months.

5.11           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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5.12           Severability. If any term, provision, covenant or restriction of any Transaction Document is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.16           Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.17           Further Assurances. Except as otherwise expressly provided in this Agreement and the other Transaction Documents, Company and Purchaser each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement or any Transaction Document; provided that the foregoing shall not impose any obligations on Purchaser to exercise any Warrant for Warrant Shares. If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement or any Transaction Document, each party shall use commercially reasonable efforts to cooperate in all respects with the other party, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement or any Transaction Document; provided, however, that neither Company nor Purchaser shall be required to expend any material funds in connection with such commercially reasonable efforts.

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5.18           Reservation of Common Stock. Company at all times shall reserve and keep available, free of preemptive rights, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Warrants Shares from time to time issuable upon exercise of the Warrants at the time outstanding.

5.19           WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Intentionally Blank - Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CLINIGENCE HOLDINGS, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion

Title: Chief Executive Officer

The following Subsidiaries are executing this Agreement for the sole purpose of evidencing their intent and agreement to be bound by the provisions of Section 4.7 above:

AHP MANAGEMENT, INC.

By/s/ Warren Hosseinion

Name: Warren Hosseinion

Title: Chairman

ASSOCIATED HISPANIC PHYSICIANS OF SOUTHERN CALIFORNIA, A PROFESSIONAL MEDICAL CORPORATION

By/s/ Warren Hosseinion

Name: Warren Hosseinion

Title: Chairman

ASSOCIATED HISPANIC PHYSICIANS MEDICAL GROUP, INC.

By/s/ Warren Hosseinion

Name: Warren Hosseinion

Title: Chairman

[Intentionally Blank – Signature Page for the Purchaser Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APOLLO MEDICAL HOLDINGS, INC.

Signature of Authorized Signatory of Purchaser: _/s/ Thomas S. Lam

Name of Authorized Signatory: _Thomas S. Lam. M.D. , M.P.H

Title of Authorized Signatory: Co-Chief Executive Office and President

Address for Notice to Purchaser: 1668 S. Garfield Ave., 2nd Floor, Alhambra, CA 91801

Address for Delivery of Securities to Purchaser (if not same as address for notice):

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Subscription Amount: US$3,000,000.00

Common Stock Shares: 1,000,000

Warrants: 500,000

EIN Number:

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